Exhibit 99.1

News Release

From:	Exelon Corporation Corporate Communications P.O. Box 805379 Chicago, IL 60680-5379	FOR IMMEDIATE RELEASE January 28, 2004

Contact:	Linda Marsicano, Media Relations 312.394.3099 Linda Byus, CFA, Investor Relations 312.394.7696

Exelon Corporation Announces Fourth Quarter Earnings;
Increases Dividend Rate by 10%

Chicago (January 28, 2004) – Exelon’s fourth quarter 2003 consolidated earnings prepared in accordance with GAAP were $274 million, or $0.83 per diluted share, compared with $397 million, or $1.22 per diluted share, in 2002. Full year 2003 consolidated earnings prepared in accordance with GAAP were $905 million, or $2.75 per diluted share, compared with $1,440 million, or $4.44 per diluted share, in 2002. Yesterday, the Exelon Board of Directors approved a 10% increase in the quarterly dividend rate, from 50 cents per share to 55 cents per share and approved a 2-for-1 stock split contingent upon receipt of all required regulatory approvals.

Exelon Corporation’s (Exelon) adjusted (non-GAAP) operating earnings for the fourth quarter of 2003 were $382 million, or $1.15 per share (diluted), compared with $397 million, or $1.22 per share (diluted), for the same period in 2002. In the fourth quarter of 2002 there were no adjustments to earnings recorded in accordance with accounting principles generally accepted in the United States (GAAP) for non-GAAP operating items. The 4% decline in year-over-year adjusted (non-GAAP) operating earnings was due primarily to lower competitive transition charge (CTC) revenue at Commonwealth Edison Company (ComEd), a weather-related decrease in kWh sales at Energy Delivery, and decreased operating income at Exelon Enterprises Company, LLC (Enterprises), which were partially offset by a favorable variance due to the resolution of certain income tax matters, higher margins at Exelon Generation Company, LLC (Exelon Generation) and lower expense related to taxes other than income due to a favorable coal use tax settlement at ComEd and lower property and capital stock taxes at Exelon Generation.

Adjusted (non-GAAP) operating earnings is a non-GAAP financial measure. Adjusted (non-GAAP) operating earnings for the fourth quarter of 2003 do not include the following items that are included in reported earnings:

•	After-tax severance and severance-related costs related to The Exelon Way program that reduced earnings by $54 million or $0.16 per share.

•	A $19 million, or $0.06 per share, after-tax goodwill impairment charge at Exelon Services, Inc. (Services), an Enterprises company.

•	After-tax impairment charges totaling $20 million, or $0.06 per share, recorded during the fourth quarter at Enterprises, including long-lived and other asset impairments at Services, impairment of assets associated with a communications investment, an impairment of an equity method investment held by Exelon Thermal Holdings, Inc. (Thermal) and other wind-down costs. These charges are associated with the anticipated dispositions of these entities in 2004.

•	A $15 million, or $0.04 per share, after-tax charge resulting from transactions associated with Exelon’s investment in Sithe Energies Inc. (Sithe).

Full year 2003 adjusted (non-GAAP) operating earnings were $5.22 per share, up 8% over 2002 adjusted (non-GAAP) operating earnings of $4.83 per share. Adjusted (non-GAAP) operating earnings drivers include higher energy margins at Exelon Generation, favorable variances due to the resolution of certain income tax matters, lower interest expense at Energy Delivery and lower taxes other than income in 2003 compared with 2002 at Energy Delivery and Exelon Generation. These positives were partially offset by a weather-related decrease in kWh sales at Energy Delivery, reduced operating income at Enterprises, and lower equity in earnings of unconsolidated affiliates. Full year 2003 adjusted (non-GAAP) operating earnings do not include the following items that are included in reported earnings:

•	A $573 million, or $1.74 per share, after-tax charge for the impairment of the Boston Generating long-lived assets.

•	$180 million, or $0.55 per share, after-tax charges related to Exelon’s investment in Sithe.

•	After-tax severance and severance-related costs related to The Exelon Way program that reduced earnings by $159 million or $0.49 per share.

•	A $112 million, or $0.34 per share, after-tax gain from the cumulative effect of a change in accounting principle upon adoption of SFAS 143.

•	A $47 million, or $0.14 per share, after-tax reduction in expense related to the reduction of certain property tax accruals.

•	A $19 million, or $0.06 per share, after-tax goodwill impairment charge at Services.

•	After-tax impairment charges totaling $20 million, or $0.06 per share, recorded during the fourth quarter at Enterprises, including long-lived and other asset impairments at Services, impairment of assets associated with a communications investment, an impairment of an equity method investment held by Thermal and other wind-down costs. These charges are associated with the anticipated dispositions of these entities in 2004.

•	A $17 million, or $0.05 per share, after-tax charge related to the March 3 ComEd Settlement Agreement.

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Exelon’s 2002 adjusted (non-GAAP) operating earnings of $4.83 per share excluded three unusual items that lowered reported earnings by $0.39 per share, including a gain from the sale of the AT&T Wireless investment, charges for the adoption of SFAS 141 and 142 related to goodwill and severance costs.

“With $5.22 of adjusted (non-GAAP) operating earnings in 2003, Exelon has achieved better than 10% average annual growth since its formation in late 2000 and has done this in spite of the industry chaos we faced,” said John W. Rowe, Exelon Chairman and CEO. “We made tough decisions, we focus on our core strengths and we are relentless about increasing value for our shareholders. The strength of the company we have created is reflected in our ability to increase the dividend rate by 20% over the past 12 months.”

2004 Earnings Outlook

Rowe added, “We are raising our adjusted (non-GAAP) operating earnings guidance for 2004 to $5.35 to $5.65 per share to reflect the financial results of 2003 and our confidence that The Exelon Way will continue to drive operating efficiencies and earnings growth.” Our outlook for adjusted (non-GAAP) operating earnings excludes income resulting from an investment in synthetic fuel producing facilities, possible severance charges related to The Exelon Way and an anticipated gain on the implementation of FIN 46. Giving consideration to these factors we estimate 2004 GAAP earnings will fall in a range of $5.55 to $5.85 per share. This estimate does not include any impact of future changes to GAAP.

Fourth Quarter Highlights

•	Nuclear Operations Exelon Generation’s nuclear fleet, excluding AmerGen Energy Company, LLC (AmerGen), produced 28,400 GWhs for the fourth quarter of 2003, compared with 29,727 GWhs output for the fourth quarter of 2002. The fleet, including AmerGen, achieved a capacity factor of 89.6% for the fourth quarter of 2003, compared with 94.2% for the fourth quarter of 2002. Exelon Generation completed five scheduled outages during the fourth quarter of 2003 and four scheduled outages during the prior year’s fourth quarter. Exelon Nuclear achieved a 93.4% capacity factor for the full year 2003 compared with 92.7% for 2002.

•	Sithe Energies, Inc. Investment On November 25, 2003, Exelon Generation, Reservoir Capital Group (Reservoir) and Sithe completed a series of previously announced transactions resulting in Exelon Generation and Reservoir each indirectly owning a 50% interest in Sithe. Exelon Generation recorded a $15 million after-tax charge related to the transaction in the fourth quarter 2003. Both Exelon Generation’s and Reservoir’s 50% interests in Sithe are subject to put and call options that could result in either party owning 100% of Sithe. While Exelon Generation’s intent is to fully divest Sithe by the end of 2004, the timing of the put and call options vary by acquirer and can extend through March 2006. In previous transactions, Reservoir purchased six U.S. generating facilities from Sithe-related entities, each a Qualifying Facility under the Public Utility Regulatory Policies Act, in exchange for $37 million ($21 million in cash and a $16 million two-year note), and Marubeni purchased Sithe’s Asian operations and 49% of its Australian operations for $185 million.

•	Thermal On December 15, 2003, Exelon announced that it has entered into an agreement to sell the Chicago operations of Thermal to Macquarie Bank Limited of Australia for $135 million before considering the tax impacts on the gain on the sale,

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transaction costs and the debt repayment. The transaction is expected to close during the first half of 2004 and will result in an after-tax gain of approximately $20 million. The sale does not impact adjusted (non-GAAP) operating earnings guidance for 2004. The estimated net cash proceeds will be approximately $75 million and will be used for general corporate purposes.

•	Exelon Generation Senior Notes On December 19, 2003, Exelon Generation closed on the sale of $500 million of 10-year unsecured Senior Notes. The 10-year notes carry a coupon of 5.35% and will mature on January 15, 2014. The yield on the offering is 5.3%, a 113 basis point spread over the 10-year Treasury note. The purpose of the issuance was to repay outstanding short-term debt.

•	AmerGen On December 22, 2003, Exelon Generation purchased British Energy’s 50-percent interest in AmerGen for $276.5 million, giving Exelon sole ownership of AmerGen and its three nuclear plants. AmerGen owns the Clinton Power Station, Three Mile Island Unit 1 and the Oyster Creek Generating Station. The three plants represent about 2,500 megawatts of generating capacity.

BUSINESS UNIT RESULTS

Exelon’s consolidated net income in accordance with GAAP for the fourth quarter of 2003 was $274 million compared with $397 million in the fourth quarter of 2002.

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO Energy Company (PECO) and the natural gas distribution business of PECO. Energy Delivery’s net income in the fourth quarter of 2003 was $250 million compared with net income of $361 million in the fourth quarter of 2002, primarily due to decreased weather-related kWh sales, reduced CTC recoveries at ComEd, severance and severance-related costs associated with The Exelon Way, and lower interest income, partially offset by lower interest expense and lower taxes other than income. The decrease in taxes other than income primarily relates to a favorable settlement of coal use tax issues at ComEd related to prior periods.

Total retail kWh deliveries decreased 1% for ComEd, with a 2% decrease in deliveries to the weather-sensitive residential customer class. PECO’s residential deliveries were down 7% and retail kWh deliveries decreased 3% overall. Heating degree-days in the ComEd service territory were down 10% relative to last year and 8% below normal. In the PECO service territory, heating degree-days were down 11% compared with 2002 and were 6% below normal. Energy Delivery’s total revenues for the fourth quarter of 2003 of $2,352 million were down 5% from $2,484 million in 2002, partially offset by a $23 million net decrease in fuel and purchased power. CTC revenues in 2003 at ComEd were $75 million and $2 million lower for the quarter and year, respectively. Operating and maintenance expense increased $80 million including severance and severance-related costs of $66 million. The impact of the milder weather decreased Exelon’s fourth quarter 2003 earnings per share (diluted) by approximately $0.05 relative to 2002, and $0.04 relative to the normal weather that was incorporated in our earnings guidance. For the full year 2003, the impact of weather decreased Exelon’s earnings by $0.16 per share relative to 2002 and earnings were $0.04 per share lower relative to the normal weather incorporated in our guidance.

Exelon Generation consists of Exelon’s electric generation operations and power marketing and trading functions. Exelon Generation’s fourth quarter 2003 net income was $97 million

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compared with fourth quarter 2002 net income of $73 million. The increase is primarily attributable to increased revenue net fuel and lower taxes other than income, partially offset by higher pension and post-employment benefits expenses, increased nuclear refueling outage expense, severance charges and a $15 million after-tax charge related to its investment in Sithe.

Energy sales for the fourth quarter of 2003 totaled 54,095 GWhs, exclusive of trading volumes, compared with 51,804 GWhs in 2002. Exelon Generation’s fourth quarter 2003 revenue of $1,833 million includes a net trading portfolio gain of $2 million compared with fourth quarter 2002 revenue of $1,626 million, which includes a net trading portfolio loss of $2 million. Revenues, excluding the trading portfolio, increased 12% from the fourth quarter of 2002, reflecting the increased revenue from the 2002 acquisition of the Exelon New England plants and higher market prices for energy.

Exelon Generation’s revenue net fuel increased by $86 million in the fourth quarter of 2003 compared with the fourth quarter of 2002 excluding the mark-to-market impact in both years. The improvement includes $35 million of incremental margin contribution from the Exelon New England plants acquired in the fourth quarter of 2002. The increase was driven by higher wholesale power prices and volume in all regions in which Power Team operates, a higher average power price to ComEd, and lower capacity payments to Midwest Generation, offset partially by a decrease in GWhs delivered to ComEd, Exelon Energy and PECO and higher supply costs, primarily fuel costs. The average realized price excluding trading activity in the fourth quarter of 2003 was $33.02 per MWh compared with $31.14 per MWh in 2002. Higher market prices, driven by higher market gas and oil prices, were partially offset by our hedged position during the quarter. Higher gas prices resulted in higher supply costs, primarily fuel costs.

Operating and maintenance expenses were up for the quarter reflecting $15 million of additional expenses resulting from the acquired Exelon New England plants, $14 million of severance and severance-related costs associated with The Exelon Way, higher pension and post-employment benefits expense, increased nuclear outage costs for refueling and the effects of certain new accounting treatments for decommissioning expenses under SFAS 143. Depreciation expense was $23 million lower in the fourth quarter 2003 versus 2002 primarily due to the impact of SFAS 143. Taxes other than income were $34 million lower for the quarter as a result of several favorable adjustments in the fourth quarter 2003 related to property, capital stock, franchise and sales taxes.

Exelon Enterprises consists of Exelon’s competitive retail energy sales, energy solutions and infrastructure services, venture capital investments and related businesses. Enterprises reported a fourth quarter 2003 net loss of $73 million compared with a fourth quarter 2002 loss of $4 million. During the fourth quarter of 2003, Enterprises recorded an after-tax goodwill impairment charge of $19 million at Services, after-tax impairment charges totaling $15 million related to the wind-down of Services and other Enterprises entities, and an after-tax impairment charge of $5 million related to an equity method investment held by Thermal. In addition, Enterprises experienced a decline in revenues of $260 million from 2002 to 2003, which was partially offset by a decrease of $181 million in operating and maintenance expenses, excluding one-time charges of $51 million recorded during the fourth quarter of 2003. The decrease in operating income was primarily due to the sale of the majority of the InfraSource businesses in 2003, lower operating income at the remaining InfraSource businesses resulting from wind-down efforts and margin deterioration on various construction projects, and the impact of mark-to-market accounting relating to Exelon Energy.

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Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude non-operational items as well as one-time charges or credits that are not normally associated with our ongoing operations, are provided as a complement to results provided in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. A reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is on pages 7 and 8 of the Earnings Release Attachments.

Conference call information: Exelon has scheduled a conference call for 3:30 PM ET (2:30 PM CT) on January 28. The call-in number in the U.S. is 888-802-8581 and the international call-in number is 973-935-8515. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available through February 13. The U.S. call-in number is 877-519-4471 and the international call-in number is 973-341-3080. The confirmation code number is 4396478.

Except for the historical information contained herein, certain of the matters discussed in this news release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein as well as the items discussed in Exelon Corporation’s 2002 Annual Report on Form10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 19, ComEd—Note 16, PECO—Note 18 and Generation—Note 13, and (c) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the
Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in
Illinois and Pennsylvania and gas to approximately 450,000 customers in the Philadelphia area.
Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION
Earnings Release Attachments
Table of Contents

Consolidating Statements of Income — Three Months Ended December 31, 2003 and 2002	1
Consolidating Statements of Income — Year Ended December 31, 2003 and 2002	2
Business Segment Comparative Income Statements — Energy Delivery and Generation	3
Business Segment Comparative Income Statements — Enterprises and Corporate and Eliminations	4
Consolidated Balance Sheets — December 31, 2003 and 2002	5
Consolidated Statements of Cash Flows — Year Ended December 31, 2003 and 2002	6
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Three Months Ended December 31, 2003 and 2002	7
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Year Ended December 31, 2003 and 2002	8
Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended December 31, 2003 and 2002	9
Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Year Ended December 31, 2003 and 2002	10
Electric Sales Statistics	11
Energy Delivery Sales Statistics — Three Months Ended December 31, 2003 and 2002	12
Energy Delivery Sales Statistics — Year Ended December 31, 2003 and 2002	13
Exelon Generation Power Marketing Statistics	14

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended December 31, 2003

	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated

Operating revenues	$2,352	$1,833	$298	$(906)	$3,577
Operating expenses
Purchased power	887	705	66	(891)	767
Fuel	134	377	114	1	626
Operating and maintenance	435	472	214	28	1,149
Depreciation and amortization	214	57	2	11	284
Taxes other than income	84	4	4	—	92

Total operating expenses	1,754	1,615	400	(851)	2,918

Operating income (loss)	598	218	(102)	(55)	659
Other income and deductions
Interest expense	(182)	(25)	(2)	(12)	(221)
Distributions on preferred securities of subsidiaries	(8)	—	—	—	(8)
Equity in earnings (losses) of unconsolidated affiliates	—	(42)	(4)	(3)	(49)
Other, net	2	(23)	(9)	(4)	(34)

Total other income and deductions	(188)	(90)	(15)	(19)	(312)

Income (loss) before income taxes	410	128	(117)	(74)	347
Income taxes	160	31	(44)	(74)	73

Net income (loss)	$250	$97	$(73)	$—	$274

	Three Months Ended December 31, 2002

	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated

Operating revenues	$2,484	$1,626	$558	$(959)	$3,709
Operating expenses
Purchased power	924	713	64	(930)	771
Fuel	120	253	119	2	494
Operating and maintenance	355	422	344	(28)	1,093
Depreciation and amortization	232	80	9	7	328
Taxes other than income	101	38	1	1	141

Total operating expenses	1,732	1,506	537	(948)	2,827

Operating income (loss)	752	120	21	(11)	882
Other income and deductions
Interest expense	(200)	(24)	(3)	—	(227)
Distributions on preferred securities of subsidiaries	(12)	—	—	—	(12)
Equity in earnings (losses) of unconsolidated affiliates	—	(32)	—	(3)	(35)
Other, net	39	28	1	(6)	62

Total other income and deductions	(173)	(28)	(2)	(9)	(212)

Income (loss) before income taxes	579	92	19	(20)	670
Income taxes	218	19	23	13	273

Net income (loss)	$361	$73	$(4)	$(33)	$397

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Year Ended December 31, 2003

	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated

Operating revenues	$10,202	$8,135	$1,757	$(4,282)	$15,812
Operating expenses
Purchased power	4,178	3,587	252	(4,176)	3,841
Fuel	419	1,533	582	—	2,534
Impairment of Boston Generating	—	945	—	—	945
Operating and maintenance	1,669	1,945	1,047	(74)	4,587
Depreciation and amortization	873	199	26	28	1,126
Taxes other than income	440	120	12	9	581

Total operating expenses	7,579	8,329	1,919	(4,213)	13,614

Operating income (loss)	2,623	(194)	(162)	(69)	2,198
Other income and deductions
Interest expense	(747)	(88)	(10)	(36)	(881)
Distributions on preferred securities of subsidiaries	(39)	—	—	—	(39)
Equity in earnings (losses) of unconsolidated affiliates	—	49	(5)	(11)	33
Other, net	51	(187)	(39)	(12)	(187)

Total other income and deductions	(735)	(226)	(54)	(59)	(1,074)

Income (loss) before income taxes and cumulative effect of change in accounting principle	1,888	(420)	(216)	(128)	1,124
Income taxes	718	(179)	(81)	(127)	331

Income (loss) before cumulative effect of change in accounting principle	1,170	(241)	(135)	(1)	793
Cumulative effect of change in accounting principle, net of income taxes	5	108	(1)	—	112

Net income (loss)	$1,175	$(133)	$(136)	$(1)	$905

	Year Ended December 31, 2002

	Energy				Exelon
	Delivery	Generation	Enterprises	Corp/Elim	Consolidated

Operating revenues	$10,457	$6,858	$2,033	$(4,393)	$14,955
Operating expenses
Purchased power	4,254	3,294	245	(4,258)	3,535
Fuel	348	959	413	7	1,727
Operating and maintenance	1,486	1,656	1,327	(124)	4,345
Depreciation and amortization	978	276	55	31	1,340
Taxes other than income	531	164	7	7	709

Total operating expenses	7,597	6,349	2,047	(4,337)	11,656

Operating income (loss)	2,860	509	(14)	(56)	3,299
Other income and deductions
Interest expense	(854)	(75)	(14)	(23)	(966)
Distributions on preferred securities of subsidiaries	(45)	—	—	—	(45)
Equity in earnings (losses) of unconsolidated affiliates	1	87	3	(11)	80
Other, net	71	83	159	(13)	300

Total other income and deductions	(827)	95	148	(47)	(631)

Income (loss) before income taxes and cumulative effect of change in accounting principle	2,033	604	134	(103)	2,668
Income taxes	765	217	69	(53)	998

Income (loss) before cumulative effect of change in accounting principle	1,268	387	65	(50)	1,670
Cumulative effect of change in accounting principle, net of income taxes	—	13	(243)	—	(230)

Net income (loss)	$1,268	$400	$(178)	$(50)	$1,440

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Energy Delivery

	Three Months Ended December 31,			Year Ended December 31,

	2003	2002	Variance	2003	2002	Variance

Operating revenues	$2,352	$2,484	$(132)	$10,202	$10,457	$(255)
Operating expenses
Purchased power	887	924	(37)	4,178	4,254	(76)
Fuel	134	120	14	419	348	71
Operating and maintenance	435	355	80	1,669	1,486	183
Depreciation and amortization	214	232	(18)	873	978	(105)
Taxes other than income	84	101	(17)	440	531	(91)

Total operating expenses	1,754	1,732	22	7,579	7,597	(18)

Operating income	598	752	(154)	2,623	2,860	(237)
Other income and deductions
Interest expense	(182)	(200)	18	(747)	(854)	107
Distributions on preferred securities of subsidiaries	(8)	(12)	4	(39)	(45)	6
Other, net	2	39	(37)	51	72	(21)

Total other income and deductions	(188)	(173)	(15)	(735)	(827)	92

Income before income taxes and cumulative effect of change in accounting principle	410	579	(169)	1,888	2,033	(145)
Income taxes	160	218	(58)	718	765	(47)

Income before cumulative effect of change in accounting principle	250	361	(111)	1,170	1,268	(98)
Cumulative effect of change in accounting principle, net of income taxes	—	—	—	5	—	5

Net income	$250	$361	$(111)	$1,175	$1,268	$(93)

	Generation

	Three Months Ended December 31,			Year Ended December 31,

	2003	2002	Variance	2003	2002	Variance

Operating revenues	$1,833	$1,626	$207	$8,135	$6,858	$1,277
Operating expenses
Purchased power	705	713	(8)	3,587	3,294	293
Fuel	377	253	124	1,533	959	574
Impairment of Boston Generating	—	—	—	945	—	945
Operating and maintenance	472	422	50	1,945	1,656	289
Depreciation and amortization	57	80	(23)	199	276	(77)
Taxes other than income	4	38	(34)	120	164	(44)

Total operating expenses	1,615	1,506	109	8,329	6,349	1,980

Operating income (loss)	218	120	98	(194)	509	(703)
Other income and deductions
Interest expense	(25)	(24)	(1)	(88)	(75)	(13)
Equity in earnings (losses) of unconsolidated affiliates	(42)	(32)	(10)	49	87	(38)
Other, net	(23)	28	(51)	(187)	83	(270)

Total other income and deductions	(90)	(28)	(62)	(226)	95	(321)

Income (loss) before income taxes and cumulative effect of changes in accounting principles	128	92	36	(420)	604	(1,024)
Income taxes	31	19	12	(179)	217	(396)

Income (loss) before cumulative effect of changes in accounting principles	97	73	24	(241)	387	(628)
Cumulative effect of changes in accounting principles, net of income taxes	—	—	—	108	13	95

Net income (loss)	$97	$73	$24	$(133)	$400	$(533)

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Enterprises

	Three Months Ended December 31,			Year Ended December 31,

	2003	2002	Variance	2003	2002	Variance

Operating revenues	$298	$558	$(260)	$1,757	$2,033	$(276)
Operating expenses
Purchased power	66	64	2	252	245	7
Fuel	114	119	(5)	582	413	169
Operating and maintenance	214	344	(130)	1,047	1,327	(280)
Depreciation and amortization	2	9	(7)	26	55	(29)
Taxes other than income	4	1	3	12	7	5

Total operating expenses	400	537	(137)	1,919	2,047	(128)

Operating income (loss)	(102)	21	(123)	(162)	(14)	(148)
Other income and deductions
Interest expense	(2)	(3)	1	(10)	(14)	4
Equity in earnings (losses) of unconsolidated affiliates	(4)	—	(4)	(5)	3	(8)
Other, net	(9)	1	(10)	(39)	159	(198)

Total other income and deductions	(15)	(2)	(13)	(54)	148	(202)

Income (loss) before income taxes and cumulative effect of changes in accounting principles	(117)	19	(136)	(216)	134	(350)
Income taxes	(44)	23	(67)	(81)	69	(150)

Income (loss) before cumulative effect of changes in accounting principles	(73)	(4)	(69)	(135)	65	(200)
Cumulative effect of changes in accounting principles, net of income taxes	—	—	—	(1)	(243)	242

Net income (loss)	$(73)	$(4)	$(69)	$(136)	$(178)	$42

	Corporate and Eliminations

	Three Months Ended December 31,			Year Ended December 31,

	2003	2002	Variance	2003	2002	Variance

Operating revenues	$(906)	$(959)	$53	$(4,282)	$(4,393)	$111
Operating expenses
Purchased power	(891)	(930)	39	(4,176)	(4,258)	82
Fuel	1	2	(1)	—	7	(7)
Operating and maintenance	28	(28)	56	(74)	(124)	50
Depreciation and amortization	11	7	4	28	31	(3)
Taxes other than income	—	1	(1)	9	7	2

Total operating expenses	(851)	(948)	97	(4,213)	(4,337)	124

Operating income (loss)	(55)	(11)	(44)	(69)	(56)	(13)
Other income and deductions
Interest expense	(12)	—	(12)	(36)	(23)	(13)
Equity in earnings (losses) of unconsolidated affiliates	(3)	(3)	—	(11)	(11)	—
Other, net	(4)	(6)	2	(12)	(13)	1

Total other income and deductions	(19)	(9)	(10)	(59)	(47)	(12)

Income (loss) before income taxes	(74)	(20)	(54)	(128)	(103)	(25)
Income taxes	(74)	13	(87)	(127)	(53)	(74)

Net income (loss)	$—	$(33)	$33	$(1)	$(50)	$49

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31,	December 31,
	2003	2002

Current assets
Cash and cash equivalents	$493	$469
Restricted cash	97	396
Accounts receivable, net
Customers	1,889	2,076
Other	331	284
Receivables from unconsolidated affiliates	12	39
Inventories — fossil fuel	205	175
Inventories — materials and supplies	310	306
Notes receivable from unconsolidated affiliate	92	—
Other	428	380
Assets held for sale	242	—

Total current assets	4,099	4,125

Property, plant and equipment, net	20,768	16,976
Deferred debits and other assets
Regulatory assets	5,226	5,993
Nuclear decommissioning trust funds	4,721	3,053
Investments	837	1,403
Goodwill	4,719	4,992
Notes receivable from unconsolidated affiliates	113	—
Other	1,132	793

Total deferred debits and other assets	16,748	16,234

Total assets	$41,615	$37,335

Liabilities and shareholders’ equity
Current liabilities
Notes payable	$564	$681
Notes payable to unconsolidated affiliate	90	534
Long-term debt due within one year	1,346	1,402
Long-term debt due to affiliates within one year	470	—
Accounts payable	1,802	1,600
Accounts payable to unconsolidated affiliates	21	7
Accrued expenses	1,231	1,354
Deferred income taxes	282	—
Other	306	296
Liabilities held for sale	61	—

Total current liabilities	6,173	5,874

Long-term debt	7,689	13,127
Long-term debt to affiliates	5,600	—
Deferred credits and other liabilities
Deferred income taxes	3,596	3,702
Unamortized investment tax credits	288	301
Nuclear decommissioning liability for retired plants	—	1,245
Asset retirement obligation	2,997	—
Pension obligation	1,686	1,959
Non-pension postretirement benefits obligation	1,061	877
Spent nuclear fuel obligation	867	858
Regulatory liabilities	2,040	—
Other	1,045	978

Total deferred credits and other liabilities	13,580	9,920

Minority interest of consolidated subsidiaries	—	77
Preferred securities of subsidiaries	87	595
Shareholders’ equity
Common stock	7,292	7,059
Deferred compensation	—	(1)
Retained earnings	2,320	2,042
Accumulated other comprehensive income (loss)	(1,126)	(1,358)

Total shareholders’ equity	8,486	7,742

Total liabilities and shareholders’ equity	$41,615	$37,335

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Year Ended
	December 31,

	2003	2002

Cash flows from operating activities
Net income	$905	$1,440
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	1,718	1,701
Cumulative effect of changes in accounting principles (net of income taxes)	(112)	230
Loss (gain) on sale of investments	25	(199)
Provision for uncollectible accounts	94	129
Deferred income taxes	(330)	278
Equity in earnings of unconsolidated affiliates	(33)	(80)
Impairment of investments	309	41
Impairment of goodwill and long-lived assets	990	—
Net realized losses on nuclear decommissioning trust funds	16	32
Other operating activities	49	126
Changes in assets and liabilities:
Accounts receivable	21	(448)
Inventories	(54)	(37)
Other current assets	(84)	45
Accounts payable, accrued expenses and other current liabilities	18	420
Pension and non-pension postretirement benefit obligations	(144)	(165)
Other noncurrent assets and liabilities	(4)	129

Net cash flows provided by operating activities	3,384	3,642

Cash flows from investing activities
Capital expenditures	(1,954)	(2,150)
Proceeds from liquidated damages	92	—
Proceeds from nuclear decommissioning trust funds	2,341	1,612
Investment in nuclear decommissioning trust funds	(2,564)	(1,824)
Note receivable from unconsolidated affiliate	35	(35)
Proceeds from sales of investments	263	287
Acquisition of businesses, net of cash acquired	(272)	(445)
Other investing activities	42	17

Net cash flows used in investing activities	(2,017)	(2,538)

Cash flows from financing activities
Issuance of long-term debt	3,015	1,223
Retirement of long-term debt	(2,922)	(2,134)
Change in short-term debt	(355)	321
Issuance of debt to affiliate	103	—
Issuance of mandatorily redeemable preferred securities	200	—
Retirement of mandatorily redeemable preferred securities	(250)	(18)
Retirement of preferred stock	(50)	—
Dividends paid on common stock	(620)	(563)
Payment on acquisition note payable to Sithe Energies, Inc.	(446)	—
Proceeds from employee stock plans	181	75
Contribution from minority interest of consolidated subsidiary	—	43
Change in restricted cash	(92)	(24)
Other financing activities	(96)	(43)

Net cash flows used in financing activities	(1,332)	(1,120)

Increase (decrease) in cash and cash equivalents	35	(16)
Cash and cash equivalents at beginning of period	469	485

Cash and cash equivalents including cash classified as held for sale	504	469
Cash classified as held for sale on the consolidated balance sheet	(11)	—

Cash and cash equivalents at end of period	$493	$469

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31, 2003				Three Months Ended December 31, 2002

				Adjusted			Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments	Non-GAAP

Operating revenues	$3,577	$—		$3,577	$3,709	$—	$3,709
Operating expenses
Purchased power	767	—		767	771	—	771
Fuel	626	—		626	494	—	494
Operating and maintenance	1,149	(139	) (b),(c),(d)	1,010	1,093	—	1,093
Depreciation and amortization	284	—		284	328	—	328
Taxes other than income	92	—		92	141	—	141

Total operating expenses	2,918	(139)		2,779	2,827	—	2,827

Operating income	659	139		798	882	—	882
Other income and deductions
Interest expense	(221)	—		(221)	(227)	—	(227)
Distributions on preferred securities of subsidiaries	(8)	—		(8)	(12)	—	(12)
Equity in earnings (losses) of unconsolidated affiliates	(49)	1	(b)	(48)	(35)	—	(35)
Other, net	(34)	32	(d),(e)	(2)	62	—	62

Total other income and deductions	(312)	33		(279)	(212)	—	(212)

Income before income taxes	347	172		519	670	—	670
Income taxes	73	64		137	273	—	273

Net income	$274	$108		$382	$397	$—	$397

Earnings per average common share
Basic	$0.84	$0.33		$1.17	$1.23	$—	$1.23
Diluted	$0.83	$0.32		$1.15	$1.22	$—	$1.22
Average common shares outstanding
Basic	328			328	323		323
Diluted	331			331	325		325
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Severance		$(0.16)
Enterprises’ Services goodwill impairment		(0.06)
Enterprises’ impairments due to anticipated sale		(0.06)
Charge associated with Exelon’s investment in Sithe Energies, Inc.		(0.04)

Total adjustments		$(0.32)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment for Exelon Way severance and severance-related costs recorded during the fourth quarter of 2003.

(c)	Adjustment for Enterprises’ goodwill impairment charge at Exelon Services Inc. (Services) recorded during the fourth quarter of 2003.

(d)	Adjustments for Enterprises’ impairment charges due to anticipated sales recorded during 2003, including long-lived and other asset impairments at Services, impairment of assets associated with a communications investment, and an impairment of an equity method investment held by Exelon Thermal Holdings, Inc.

(e)	Adjustment for a charge recorded during the fourth quarter of 2003 associated with Generation’s investment in Sithe Energies, Inc.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Year Ended December 31, 2003				Year Ended December 31, 2002

				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP

Operating revenues	$15,812	$—		$15,812	$14,955	$—		$14,955
Operating expenses
Purchased power	3,841	—		3,841	3,535	—		3,535
Fuel	2,534	—		2,534	1,727	—		1,727
Impairment of Boston Generating	945	(945)	(b)	—	—	—		—
Operating and maintenance	4,587	(350)	(c),(d),(e),(f)	4,237	4,345	(10	) (j)	4,335
Depreciation and amortization	1,126	—		1,126	1,340	—		1,340
Taxes other than income	581	74	(g)	655	709	—		709

Total operating expenses	13,614	(1,221)		12,393	11,656	(10)		11,646

Operating income	2,198	1,221		3,419	3,299	10		3,309
Other income and deductions
Interest expense	(881)	—		(881)	(966)	—		(966)
Distributions on preferred securities of subsidiaries	(39)	—		(39)	(45)	—		(45)
Equity in earnings of unconsolidated affiliates	33	4	(d)	37	80	—		80
Other, net	(187)	276	(c),(f),(h)	89	300	(198	) (k)	102

Total other income and deductions	(1,074)	280		(794)	(631)	(198)		(829)

Income before income taxes and cumulative effect of changes in accounting principles	1,124	1,501		2,625	2,668	(188)		2,480
Income taxes	331	580		911	998	(84)		914

Income before cumulative effect of changes in accounting principles	793	921		1,714	1,670	(104)		1,566
Cumulative effect of changes in accounting principles, net of income taxes	112	(112)	(i)	—	(230)	230	(l)	—

Net income	$905	$809		$1,714	$1,440	$126		$1,566

Earnings per average common share
Basic:
Income before cumulative effect of changes in accounting principles	$2.44	$2.82		$5.26	$5.18	$(0.32)		$4.86
Cumulative effect of changes in accounting principles, net of income taxes	0.34	(0.34)		—	(0.71)	0.71		—

Net income	$2.78	$2.48		$5.26	$4.47	$0.39		$4.86

Diluted:
Income before cumulative effect of changes in accounting principles	$2.41	$2.81		$5.22	$5.15	$(0.32)		$4.83
Cumulative effect of changes in accounting principles, net of income taxes	0.34	(0.34)		—	(0.71)	0.71		—

Net income	$2.75	$2.47		$5.22	$4.44	$0.39		$4.83

Average common shares outstanding
Basic	326			326	322			322
Diluted	329			329	325			325
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Boston Generating impairment		$(1.74)				$—
Charges associated with Exelon’s investment in Sithe Energies, Inc.		(0.55)				—
Severance		(0.49)				—
Cumulative effect of adopting SFAS No. 143		0.34				—
Property tax accrual reductions		0.14				—
Enterprises’ Services goodwill impairment		(0.06)				—
Enterprises’ impairments due to anticipated sale		(0.06)				—
March 3 ComEd Settlement Agreement		(0.05)				—
Cumulative effect of adopting SFAS No. 141 and SFAS No. 142		—				(0.71)
Gain on sale of investment in AT&T Wireless		—				0.36
Employee severance costs		—				(0.04)

Total adjustments		$(2.47)				$(0.39)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment for the Boston Generating impairment recorded during the third quarter of 2003.

(c)	Adjustment for the March 3 ComEd Settlement Agreement.

(d)	Adjustment for Exelon Way severance and severance-related costs recorded during the third and fourth quarters of 2003.

(e)	Adjustment for Enterprises’ goodwill impairment charge at Exelon Services Inc. (Services) recorded during the fourth quarter of 2003.

(f)	Adjustments for Enterprises’ impairment charges due to anticipated sales recorded during 2003, including long-lived and other asset impairments at Services, impairment of assets associated with a communications investment, and an impairment of an equity method investment held by Exelon Thermal Holdings, Inc.

(g)	Adjustment for the reduction of property tax accruals at PECO and Generation recorded during the third quarter of 2003.

(h)	Adjustment for impairments and other charges recorded during 2003 associated with Generation’s investment in Sithe Energies, Inc.

(i)	Adjustment for the cumulative effect of adopting SFAS No. 143.

(j)	Adjustment for severance costs of $10 million pre-tax primarily related to executive severance. Not all of the severance expense was tax deductible.

(k)	Adjustment for the sale of investment in AT&T Wireless.

(l)	Adjustment for the cumulative effect of adopting SFAS No. 141 and SFAS No. 142 reflecting the impairment of Exelon Enterprises’ goodwill and the benefit of AmerGen’s negative goodwill.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended December 31, 2003 vs. Three Months Ended December 31, 2002

2002 GAAP Earnings per Diluted Share	$1.22
Year Over Year Effects on Earnings:
Energy Margins:
CTC Recoveries at ComEd (1)	(0.14)
Weather Impact (2)	(0.05)
Other, excluding Enterprises (3)	0.11
Income Tax Impacts (4)	0.16
Lower Operating Income at Enterprises (5)	(0.13)
Lower Taxes Other Than Income (6)	0.10
Higher O&M (7)	(0.05)
Other (8)	(0.07)

2003 Adjusted (non-GAAP) Operating Earnings	1.15
2003 Adjusted (non-GAAP) Operating Earnings Adjustments:
Severance (9)	(0.16)
Enterprises’ Services Goodwill Impairment (10)	(0.06)
Enterprises’ Impairments due to Anticipated Sale (11)	(0.06)
Charge Associated with Exelon’s Investment in Sithe Energies, Inc. (12)	(0.04)

2003 GAAP Earnings per Diluted Share	$0.83

(1)	Reflects a decrease in CTC rates recovered by ComEd due to the increased wholesale market price of electricity and increased mitigation factors.

(2)	Reflects colder winter weather in the fourth quarter of 2002 as compared to 2003.

(3)	Primarily related to increased market sales of electricity at higher prices by Generation along with reductions in capacity payments to Midwest Generation. Excludes the effects of Enterprises, Exelon New England (ENE) and decommissioning.

(4)	Reflects favorable income tax adjustments and tax benefits, excluding tax benefits due to Exelon’s investments in synthetic fuel producing facilities and tax impacts of decommissioning.

(5)	Reflects lower operating income at Enterprises, excluding certain impairment charges and Exelon Way severance and severance-related costs, primarily due to the sale of InfraSource in the third quarter of 2003 and unfavorable mark-to-market activity at Exelon Energy Company.

(6)	Reflects lower taxes other than income, excluding the effects of ENE and Enterprises, primarily due to a favorable settlement related to coal use tax at ComEd and lower property and capital stock taxes at Generation.

(7)	Reflects higher operating expenses, excluding decommissioning, Exelon Way severance costs, costs associated with Exelon’s investments in synthetic fuel producing facilities, and the effects of Enterprises and ENE, primarily due to higher pension and other benefit costs and higher nuclear refueling outage costs.

(8)	Reflects decommissioning, lower equity in earnings of unconsolidated subsidiaries, reduced interest income and other deductions at Energy Delivery and the impact of increased shares of common stock outstanding.

(9)	Reflects Exelon Way severance and severance-related costs recorded during the fourth quarter of 2003.

(10)	Reflects Enterprises’ goodwill impairment charge at Exelon Services Inc. (Services) recorded during the fourth quarter of 2003.

(11)	Reflects Enterprises’ impairment charges recorded during the fourth quarter of 2003, including long-lived and other asset impairments at Services, impairment of assets associated with a communications investment, and an impairment of an equity method investment held by Exelon Thermal Holdings, Inc.

(12)	Reflects a charge associated with Generation’s investment in Sithe Energies, Inc. recorded during the fourth quarter of 2003.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Year Ended December 31, 2003 vs. Year Ended December 31, 2002

2002 GAAP Earnings per Diluted Share	$4.44
2002 Adjusted (non-GAAP) Operating Earnings Adjustments:
Cumulative Effect of Adopting SFAS No. 142	0.71
Gain on the Sale of Investment in AT&T Wireless (1)	(0.36)
Severance (2)	0.04

2002 Adjusted (non-GAAP) Operating Earnings	4.83
Year Over Year Effects on Earnings:
Energy Margins:
Generation (3)	0.38
Weather Impact (4)	(0.16)
Other (5)	(0.12)
Lower Interest Expense (6)	0.18
Lower Operating Income at Enterprises (7)	(0.16)
Lower Taxes Other Than Income (8)	0.15
Income Tax Impacts (9)	0.14
Lower Equity in Earnings of Unconsolidated Subsidiaries (10)	(0.08)
Other (11)	0.06

2003 Adjusted (non-GAAP) Operating Earnings	5.22
2003 Adjusted (non-GAAP) Operating Earnings Adjustments:
Boston Generating Impairment (12)	(1.74)
Impairment of Investment in Sithe Energies, Inc. (13)	(0.55)
Severance (14)	(0.49)
Cumulative Effect of Adopting SFAS No. 143	0.34
Property Tax Accrual Reductions (15)	0.14
Enterprises’ Services Goodwill Impairment (16)	(0.06)
Enterprises’ Impairments due to Anticipated Sale (17)	(0.06)
March 3 ComEd Settlement Agreement (18)	(0.05)

2003 GAAP Earnings per Diluted Share	$2.75

(1)	Gain on Exelon Enterprises’ sale of its 49% interest in AT&T Wireless PCS of Philadelphia.

(2)	Executive severance partially offset by favorable adjustments to previous severance estimates. A portion of the executive severance was not tax deductible. As a result, the after-tax impact on earnings was $0.04 per share.

(3)	Primarily related to increased market sales of electricity at higher prices by Generation along with reductions in capacity payments to Midwest Generation. Excludes the effect of the acquisition of Exelon New England (ENE) and decommissioning.

(4)	Primarily related to cooler spring and summer weather in 2003 as compared to 2002, partially offset by colder winter weather in the first quarter of 2003 as compared to 2002.

(5)	Primarily related to decreased revenues due to ComEd customers selecting the ComEd PPO or an alternative electric supplier and unfavorable rate changes in the electric businesses of Energy Delivery. Excludes the effects of decommissioning, Enterprises and ENE.

(6)	Reflects lower interest expense, excluding the effects of ENE, Exelon’s investments in synthetic fuel producing facilities and decommissioning, due to refinancing of existing debt at lower interest rates and the gradual retirement of ComEd’s Transitional Trust Notes.

(7)	Reflects lower operating income at Enterprises, excluding certain impairment charges and Exelon Way severance and severance-related charges recorded in 2003, primarily due to an overall decline in operating income at InfraSource prior to its sale during the third quarter of 2003.

(8)	Reflects lower taxes other than income, excluding the effects of ENE, Enterprises and the reduction of certain property tax accruals at PECO and Generation during the third quarter of 2003, primarily due to a favorable settlement related to coal use tax at ComEd and lower property and capital stock taxes at Generation.

(9)	Reflects favorable income tax adjustments and tax benefits, excluding tax benefits due to Exelon’s investments in synthetic fuel producing facilities and tax impacts of decommissioning.

(10)	Reflects lower earnings from unconsolidated affiliates, excluding severance and severance-related costs at AmerGen Energy Company, LLC (AmerGen), due to lower earnings at AmerGen and Sithe Energies, Inc. (Sithe).

(11)	Reflects lower operating and maintenance expense at Energy Delivery, excluding Exelon Way charges and charges associated with the March 3 ComEd Settlement Agreement, decommissioning, lower depreciation and amortization expense and the effect of the acquisition of ENE, excluding the impairments of Boston Generating and Sithe, partially offset by the impact of increased shares of common stock outstanding.

(12)	Reflects the impairment of the Boston Generating assets recorded by Generation during the third quarter of 2003.

(13)	Reflects impairments and other charges recorded during 2003 associated with Generation’s investment in Sithe.

(14)	Reflects Exelon Way severance and severance-related costs recorded during 2003.

(15)	Reflects the reduction of certain property tax accruals at PECO and Generation recorded during the third quarter of 2003.

(16)	Reflects Enterprises’ goodwill impairment charge at Exelon Services Inc. (Services) recorded during the fourth quarter of 2003.

(17)	Reflects Enterprises’ impairment charges recorded during the fourth quarter of 2003, including long-lived and other asset impairments at Services, impairment of assets associated with a communications investment, and an impairment of an equity method investment held by Exelon Thermal Holdings, Inc.

(18)	Agreement reached by ComEd and various Illinois suppliers, customers, and governmental parties regarding several matters affecting ComEd’s rates for electric service during the first quarter of 2003.

EXELON CORPORATION

Electric Sales Statistics

	Three Months Ended December 31,

(in GWhs)	2003	2002	% Change

Supply
Nuclear, excluding AmerGen	28,400	29,727	(4.5%)
Purchased Power — Generation (a)	19,426	19,212	1.1%
Fossil, excluding Sithe Energies, and Hydro (b)	6,269	2,865	118.8%

Power Team Supply	54,095	51,804	4.4%
Purchased Power — Other	483	227	112.8%

Total Electric Supply Available for Sale	54,578	52,031	4.9%
Less: Line Loss and Company Use	(3,015)	(2,320)	30.0%

Total Supply	51,563	49,711	3.7%

Energy Sales
Retail Sales (c)	30,610	30,920	(1.0%)
Power Team Market Sales (a)	26,390	22,475	17.4%
Interchange Sales and Sales to Other Utilities	477	521	(8.4%)

	57,477	53,916	6.6%
Less: Distribution Only Sales	(5,914)	(4,205)	40.6%

Total Energy Sales	51,563	49,711	3.7%

	Year Ended December 31,

(in GWhs)	2003	2002	% Change

Supply
Nuclear, excluding AmerGen	117,502	115,854	1.4%
Purchased Power — Generation (a)	82,860	78,710	5.3%
Fossil, excluding Sithe Energies, and Hydro (b)	24,310	12,976	87.3%

Power Team Supply	224,672	207,540	8.3%
Purchased Power — Other	1,491	558	167.2%

Total Electric Supply Available for Sale	226,163	208,098	8.7%
Less: Line Loss and Company Use	(9,034)	(8,873)	1.8%

Total Supply	217,129	199,225	9.0%

Energy Sales
Retail Sales (c)	127,758	129,013	(1.0%)
Power Team Market Sales (a)	107,267	83,565	28.4%
Interchange Sales and Sales to Other Utilities	2,556	2,816	(9.2%)

	237,581	215,394	10.3%
Less: Distribution Only Sales	(20,452)	(16,169)	26.5%

Total Energy Sales	217,129	199,225	9.0%

(a)	Purchased power and market sales do not include trading volume of 6,663 GWhs and 18,673 GWhs for the three months ended December 31, 2003 and 2002, respectively, and 32,584 GWhs and 69,933 GWhs for the year ended December 31, 2003 and 2002, respectively.

(b)	Includes supply from the acquisition of Exelon New England in November 2002 and plants acquired from TXU in April 2002.

(c)	Includes Exelon Energy sales of 1,512 GWhs and 1,405 GWhs for the three months ended December 31, 2003 and 2002, respectively, and 5,304 GWhs and 5,420 GWhs for the year ended December 31, 2003 and 2002, respectively.

EXELON CORPORATION
Energy Delivery Sales Statistics
For the Three Months Ended December 31,

	ComEd					PECO

	2003		2002		% Change	2003	2002	% Change

Electric Deliveries (GWh)
Bundled Deliveries (a)
Residential	5,959		6,082		(2.0%)	2,635	2,773	(5.0%)
Small Commercial & Industrial	5,052		5,287		(4.4%)	1,559	1,902	(18.0%)
Large Commercial & Industrial	1,216		1,734		(29.9%)	3,549	3,481	2.0%
Public Authorities & Electric Railroads	1,107		1,383		(20.0%)	205	234	(12.4%)

Total Bundled Deliveries	13,334		14,486		(8.0%)	7,948	8,390	(5.3%)

Unbundled Deliveries (b)
Alternative Energy Suppliers
Residential	(c	)	(c	)		192	251	(23.5%)
Small Commercial & Industrial	1,679		1,397		20.2%	411	162	153.7%
Large Commercial & Industrial	3,015		1,895		59.1%	170	206	(17.5%)
Public Authorities & Electric Railroads	447		294		52.0%	—	—

	5,141		3,586		43.4%	773	619	24.9%

PPO (ComEd Only)
Small Commercial & Industrial	772		768		0.5%
Large Commercial & Industrial	702		1,180		(40.5%)
Public Authorities & Electric Railroads	428		486		(11.9%)

	1,902		2,434		(21.9%)

Total Unbundled Deliveries	7,043		6,020		17.0%	773	619	24.9%

Total Retail Deliveries	20,377		20,506		(0.6%)	8,721	9,009	(3.2%)

Gas Deliveries (mmcf) (PECO only)						24,125	28,555	(15.5%)

Revenue (in millions)
Bundled Electric Revenue (a)
Residential	$494.2		$500.2		(1.2%)	$322.1	$338.4	(4.8%)
Small Commercial & Industrial	378.1		393.0		(3.8%)	168.7	200.7	(15.9%)
Large Commercial & Industrial	64.2		86.4		(25.7%)	264.5	257.3	2.8%
Public Authorities & Electric Railroads	68.8		79.8		(13.8%)	18.5	21.0	(11.9%)

Total Bundled Electric Revenue	1,005.3		1,059.4		(5.1%)	773.8	817.4	(5.3%)

Unbundled Electric Revenue (b)
Alternative Energy Suppliers
Residential	(c	)	(c	)		13.4	16.5	(18.8%)
Small Commercial & Industrial	32.9		44.4		(25.9%)	20.2	8.0	152.5%
Large Commercial & Industrial	41.6		52.5		(20.8%)	4.8	5.7	(15.8%)
Public Authorities & Electric Railroads	8.5		10.4		(18.3%)	—	—

	83.0		107.3		(22.6%)	38.4	30.2	27.2%

PPO (ComEd Only)
Small Commercial & Industrial	50.6		49.2		2.8%
Large Commercial & Industrial	40.2		63.3		(36.5%)
Public Authorities & Electric Railroads	22.0		23.5		(6.4%)

	112.8		136.0		(17.1%)

Total Unbundled Electric Revenue	195.8		243.3		(19.5%)	38.4	30.2	27.2%

Total Retail Electric Revenue	1,201.1		1,302.7		(7.8%)	812.2	847.6	(4.2%)
Wholesale Electric Revenue	20.0		26.0		(23.1%)	1.9	2.9	(34.5%)
Other Revenue	70.5		61.2		15.2%	49.7	52.5	(5.3%)
Gas Revenue (PECO only)	n/a		n/a			196.6	191.1	2.9%

Total Revenues	$1,291.6		$1,389.9		(7.1%)	$1,060.4	$1,094.1	(3.1%)

Heating and Cooling Degree-Days	2003		2002		Normal	2003	2002	Normal

Heating Degree-Days	2,116		2,356		2,311	1,573	1,762	1,665
Cooling Degree-Days	2		14		10	—	54	48

(a)	Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a CTC charge.

(b)	Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or from an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c)	On May 1, 2002, all ComEd residential customers were eligible to choose their supplier of electricity; however, as of December 31, 2003, no alternative electric supplier has sought approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a — not applicable

EXELON CORPORATION
Energy Delivery Sales Statistics
For the Year Ended December 31,

	ComEd					PECO

	2003		2002		% Change	2003	2002	% Change

Electric Deliveries (GWh)
Bundled Deliveries (a)
Residential	26,206		27,474		(4.6%)	11,358	10,365	9.6%
Small Commercial & Industrial	21,541		22,365		(3.7%)	6,624	7,606	(12.9%)
Large Commercial & Industrial	5,921		7,885		(24.9%)	14,739	14,766	(0.2%)
Public Authorities & Electric Railroads	5,125		6,480		(20.9%)	897	852	5.3%

Total Bundled Deliveries	58,793		64,204		(8.4%)	33,618	33,589	0.1%

Unbundled Deliveries (b)
Alternative Energy Suppliers
Residential	(c	)	(c	)		900	1,971	(54.3%)
Small Commercial & Industrial	6,006		5,219		15.1%	1,455	415	n.m.
Large Commercial & Industrial	9,909		7,095		39.7%	780	557	40.0%
Public Authorities & Electric Railroads	1,402		912		53.7%	—	—

	17,317		13,226		30.9%	3,135	2,943	6.5%

PPO (ComEd Only)
Small Commercial & Industrial	3,318		3,152		5.3%
Large Commercial & Industrial	4,348		5,131		(15.3%)
Public Authorities & Electric Railroads	1,925		1,347		42.9%

	9,591		9,630		(0.4%)

Total Unbundled Deliveries	26,908		22,856		17.7%	3,135	2,943	6.5%

Total Retail Deliveries	85,701		87,060		(1.6%)	36,753	36,532	0.6%

Gas Deliveries (mmcf) (PECO only)						88,262	85,545	3.2%

Revenue (in millions)
Bundled Electric Revenue (a)
Residential	$2,271.4		$2,381.2		(4.6%)	$1,443.8	$1,337.8	7.9%
Small Commercial & Industrial	1,667.4		1,735.8		(3.9%)	753.6	864.8	(12.9%)
Large Commercial & Industrial	304.0		410.2		(25.9%)	1,089.7	1,085.6	0.4%
Public Authorities & Electric Railroads	316.0		376.8		(16.1%)	80.3	79.4	1.1%

Total Bundled Electric Revenue	4,558.8		4,904.0		(7.0%)	3,367.4	3,367.6	(0.0%)

Unbundled Electric Revenue (b)
Alternative Energy Suppliers
Residential	(c	)	(c	)		65.3	145.1	(55.0%)
Small Commercial & Industrial	139.4		138.2		0.9%	74.4	21.3	n.m.
Large Commercial & Industrial	174.6		154.0		13.4%	21.1	15.5	36.1%
Public Authorities & Electric Railroads	33.3		28.1		18.5%	—	—

	347.3		320.3		8.4%	160.8	181.9	(11.6%)

PPO (ComEd Only)
Small Commercial & Industrial	224.4		204.2		9.9%
Large Commercial & Industrial	239.9		277.7		(13.6%)
Public Authorities & Electric Railroads	103.1		71.2		44.8%

	567.4		553.1		2.6%

Total Unbundled Electric Revenue	914.7		873.4		4.7%	160.8	181.9	(11.6%)

Total Retail Electric Revenue	5,473.5		5,777.4		(5.3%)	3,528.2	3,549.5	(0.6%)
Wholesale Electric Revenue	109.7		118.9		(7.7%)	10.5	18.1	(42.0%)
Other Revenue	230.7		227.7		1.3%	204.5	216.6	(5.6%)
Gas Revenue (PECO only)	n/a		n/a			644.9	548.8	17.5%

Total Revenues	$5,813.9		$6,124.0		(5.1%)	$4,388.1	$4,333.0	1.3%

Heating and Cooling Degree-Days	2003		2002		Normal	2003	2002	Normal

Heating Degree-Days	6,447		6,134		6,498	4,946	4,251	4,743
Cooling Degree-Days	695		1,091		830	1,269	1,614	1,264

(a)	Bundled service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a CTC charge.

(b)	Unbundled service reflects customers electing to receive electric generation service under the ComEd PPO option or from an alternative energy supplier. Revenue from customers choosing the ComEd PPO option includes an energy charge at market rates, transmission and distribution charge and a CTC charge. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC charge. Transmission charges received from alternative energy suppliers are included in wholesale and miscellaneous revenue.

(c)	On May 1, 2002, all ComEd residential customers were eligible to choose their supplier of electricity; however, as of December 31, 2003, no alternative electric supplier has sought approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

n/a — not applicable

n.m. — not meaningful

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Three Months Ended December 31,		Year Ended December 31,

	2003	2002	2003	2002

GWh Sales
Energy Delivery and Exelon Energy	27,705	29,329	117,405	123,975
Market Sales	26,390	22,475	107,267	83,565

Total Sales (a)	54,095	51,804	224,672	207,540

Average Margin ($/MWh)
Average Realized Revenue
Energy Delivery and Exelon Energy	$30.86	$31.16	$34.38	$33.98
Market Sales	35.28	31.10	35.99	31.01
Total Sales — without trading	33.02	31.14	35.15	32.78
Average Purchased Power and Fuel Cost — without trading	$20.02	$18.65	$22.79	$20.49
Average Margin — without trading	$13.00	$12.49	$12.36	$12.29
Around-the-clock Market Prices ($/MWh)
PJM	$31.00	$28.00	$38.00	$27.50
MAIN	23.00	23.00	28.50	24.00
2004 Earnings Guidance — January through December
Around-the-clock Market Prices ($/MWh)
PJM	$33.50
MAIN	26.50
NEPOOL	41.00
Gas Prices ($/Mmbtu)
Henry Hub	$4.90

(a)	Total sales do not include trading volume of 6,663 GWhs and 18,673 GWhs for the three months ended December 31, 2003 and 2002, respectively, and 32,584 GWhs and 69,933 GWhs for the year ended December 31, 2003 and 2002, respectively. Additionally, total sales include supply from the acquisition of Exelon New England in November 2002 and plants acquired from TXU in April 2002.